EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-103572, 333-111175, 333-119218, 333-119225, 333-119232, 333-130142, and 333-145612 on Form S-8 of our report dated February 28, 2008, relating to the consolidated financial statements of CEC Entertainment Inc., and the effectiveness of CEC Entertainment Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of CEC Entertainment Inc. for the year ended December 30, 2007.

/s/ Deloitte & Touche LLP

Dallas, Texas

February 28, 2008